SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2002

Loudeye Corp.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction incorporation or of organization)	0-29583 (Commission File Number)	91-1908833 (I.R.S. Employer Identification No.)

1130 Rainier Avenue South
Seattle, Washington 98144
(Address of principal executive offices) (Zip code)

(206) 832-4000
(Registrant’s telephone number, including area code)

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT
SIGNATURES

ITEM 4. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

     On June 6, 2002, based on the recommendation of the Audit Committee of the Board of Directors of Loudeye Corp. (the “Company”), the Board of Directors appointed PricewaterhouseCoopers LLP as the Company’s independent accountants for the fiscal year ending December 31, 2002.

     During the last two complete fiscal years and through the date hereof, the Company did not consult with PricewaterhouseCoopers LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Loudeye Corp.
Dated: June 13, 2002	By:	/s/ Bradley A. Berg

Bradley A. Berg Senior Vice President & Chief Financial Officer

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